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                                                                    EXHIBIT 3.16

                                    BY-LAWS
                                    -------

                                      OF
                                      --

                    INTERNATIONAL ENVIRONMENTAL CORPORATION
                    ---------------------------------------


                                   ARTICLE I

                                    Offices
                                    -------

     Section 1. The name and address of the registered agent in Oklahoma is Irwin H. Steinhorn, 16 South Pennsylvania, Oklahoma City, Oklahoma, and the principal office of this Corporation shall be located at Oklahoma City, Oklahoma.

     Section 2. The Corporation may also have offices at such other places as the business of the Corporation requires.

                                  ARTICLE II

                                Corporate Seal
                                --------------

     Section 1. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Oklahoma."

                                  ARTICLE III

                            Stockholders' Meetings
                            ----------------------

     Section 1. The annual meetings of the stockholders shall be held in the principal office of the Corporation.

     Section 2. The annual meeting of the stockholders after this year shall be held at 10:00 a.m. on the first Tuesday in April in each year, when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. The holders of a majority of the outstanding stock entitled to vote, present in person or by proxy, shall
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constitute a quorum, except as otherwise provided by law, by the Articles of
Incorporation or by these By-Laws.

     Section 4. At each meeting of the stockholders every stockholder shall be entitled to vote in person, or by written proxy. Each stockholder shall have one vote for each share of stock entitled to vote, registered in his name on the books of the Corporation for a period of not less than twenty days prior to such meeting. All elections shall be had and all questions decided by a majority vote of those present.

     Section 5. Written notice of the annual meeting shall be mailed to each stockholder at least ten days prior to the meeting.

     Section 6. Special meetings of the stockholders, unless otherwise provided by statute, may be called by the President, and shall be called by the President at the request in writing of a majority of the Board of Directors or stockholders. Any such request shall state the purpose of the meeting.

     Section 7. Written notice of all special meetings of the stockholders, stating the time, place and objects thereof, shall be mailed, at least five days before such meeting.

                                  ARTICLE IV

                                   Directors
                                   ---------

     Section 1. The property and business of this Corporation shall be managed by its Board of Directors, consisting of not less than three nor more than seven in number. They shall be elected at the annual meetings of the stockholders, and each

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director shall be elected to serve until his successor shall be elected and shall qualify.

     Section 2. The directors may hold their meetings and keep the books of the Corporation at the principal office of the Corporation, or at such other place or places within or without the State of Oklahoma as they may from time to time determine.

     Section 3. In addition to the powers and authorities by these By-Laws expressly conferred upon, the directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws required to be done by the stockholders.

     Section 4. Any director, whether elected by the stockholders or appointed by the directors, may be removed from office, with or without cause, at any time by the stockholders.

                                   ARTICLE V

                           Compensation of Directors
                           -------------------------

     Section 1. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board; provided that nothing herein shall preclude any director from serving in any other capacity and receiving compensation therefor.

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                                  ARTICLE VI

                             Meetings of the Board
                             ---------------------

     Section 1. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders, and no notice of such meeting of the Board shall be necessary to the newly elected directors in order legally to constitute such meeting.

     Section 2. Special meetings of the Board may be called by the President on three days' notice to each director. Special meetings shall be called by the President in like manner and on like notice on the written request of two directors.

     Section 3. At all meetings of the Board, a majority of the directors shall constitute a quorum, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may otherwise specifically be provided by statute, or by the Articles of Incorporation, or by these By-Laws.

                                  ARTICLE VII

                                   Officers
                                   --------

     Section 1. The officers of the Corporation shall be chosen by the directors and shall be a President, as many Vice Presidents as the directors shall from time to time deem advisable, and a Secretary and a Treasurer. The Secretary and Treasurer may be the same person, and any of the Vice Presidents may hold at the same time the office of Secretary or Treasurer.

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     Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a President from their own number, at least one Vice President and a Secretary and a Treasurer, who need not be members of the Board.

     Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board shall determine from time to time.

     Section 4. The salaries of all officers of the Corporation shall be fixed by the directors. They shall hold office until their successors are chosen and qualified. Any officer may be removed from office, with or without cause, at any time by the directors.

                                 ARTICLE VIII

                                 The President
                                 -------------

     Section 1. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

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                                  ARTICLE IX

                                Vice Presidents
                                ---------------

     Section 1. Any of the Vice Presidents who may be available shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the directors shall prescribe.

                                   ARTICLE X

                                 The Treasurer
                                 -------------

     Section 1. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the directors.

                                  ARTICLE XI

                                 The Secretary
                                 -------------

     Section 1. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all meetings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and of the directors, and shall perform such other duties as may be prescribed by the President or the directors, all subject to the supervision of the President.

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                                  ARTICLE XII

                                   Vacancies
                                   ---------

     Section 1. If the office of any director, or of any officer or agent, becomes vacant by reason of death, resignation, disqualification, removal from office, or otherwise, the directors may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

                                 ARTICLE XIII

                             Certificates of Stock
                             ---------------------

   Section 1. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary.

                                  ARTICLE XIV

                               Transfer of Stock
                               -----------------

  Section 1. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor and a full and complete compliance with all of the terms and conditions set forth on such certificate, and in the Articles of Incorporation.

                                  ARTICLE XV

                            Registered Stockholders
                            -----------------------

     Section 1. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder and owner

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in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof; except as may be otherwise expressly provided by law.

                                  ARTICLE XVI

                                  Fiscal Year
                                  -----------

     Section 1. The fiscal year shall be the calendar year, unless otherwise determined by the directors.

                                 ARTICLE XVII

                                   Dividends
                                   ---------

     Section 1. Dividends upon the capital stock of the Corporation, when earned, may be declared by the directors.

                                 ARTICLE XVIII

                                    Notices
                                    -------

     Section 1. Whenever under any of the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by depositing the same in the post office or letter box postpaid, addressed to such stockholder, officer or director at such address as appears on the records of the Corporation, or in default of other address, to such director, officer or stockholder at the general post office in the capitol city of the State of Oklahoma, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

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     Section 2. Any stockholder, director or officer may waive any notice required to be given under these By-Laws, or by statute, or the Articles of Incorporation, to the extent permitted by law and by the Articles of Incorporation.

                                  ARTICLE XIX

                                  Amendments
                                  ----------

     Section 1. These By-Laws may be amended, altered, repealed, or revised, at any meeting of the stockholders by an affirmative vote of a majority of common stock at any meeting at which there is a quorum present, or by an affirmative vote of a majority of the directors present at any meeting at which there is a quorum present, as the case may be; provided, however, that no change of the time or place for the election of directors shall be made within sixty days next before the day on which such election is to held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder entitled to vote, either in person or by letter mailed to his last known post office address, at least twenty days before the election is held.

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                             APPROVAL OF DIRECTORS
                             ---------------------

     The foregoing By-Laws were read and discussed section by section by the directors, who have authority to adopt By-Laws which shall remain effective until legally amended or repealed. Following such discussion, they were duly approved at a meeting held in Oklahoma City, Oklahoma, on this 30th day of July, 1971.


DIRECTORS:                              ________________________________________
                                        Jack E. Golsen


                                        ________________________________________
                                        David R. Goss


                                        ________________________________________
                                        Al Braver

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